UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 7, 2009

USG CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-8864	36-3329400
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 West Adams Street, Chicago, Illinois	60661-3676
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 436-4000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement.
On January 7, 2009, USG Corporation (the “Company”) entered into the Second Amendment and Restatement Agreement, dated as of January 7, 2009 (the “Restatement Agreement”), among the Company, JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”), and the lenders party thereto pursuant to which the Company’s unsecured Amended and Restated Credit Agreement, dated as of July 31, 2007, as amended, was amended and restated as the Second Amended and Restated Credit Agreement, dated as of January 7, 2009 (the “Credit Agreement”), among the Company, as borrower, the Administrative Agent, the lenders party thereto and Goldman Sachs Credit Partners L.P., as Syndication Agent. The Credit Agreement is secured by trade receivables and inventory of the Company and the Company’s material domestic subsidiaries (the “Guarantors”). The Credit Agreement allows for revolving loans (the “Revolving Loans”) and letters of credit (up to $250 million, in aggregate) in an aggregate principal amount not to exceed the lesser of (i) $500 million and (ii) a borrowing base determined by reference to the trade receivables and inventory of the Company and the Guarantors (as more fully described in the Credit Agreement). The maximum allowable borrowings may be increased at the request of the Company and with the agreement of the lenders, provided that the maximum allowable borrowings after giving effect to the increase may not exceed $600 million.
The Revolving Loans bear interest at a floating rate based upon the Alternate Base Rate or, at the option of the Company, the Adjusted LIBO rate (each as described in the Credit Agreement) plus 3.00%. The Company may prepay the Revolving Loans under the Credit Agreement in its discretion without premium or penalty. The Credit Agreement terminates on August 2, 2012, unless terminated earlier in accordance with its terms.
The Credit Agreement also provides for Revolving Loans that, at the request of the Company and in the Administrative Agent’s discretion, result in borrowings that exceed the maximum allowable borrowings under the Credit Agreement (“Overadvances”). Overadvances may not exceed $25 million, may not remain outstanding for more than 30 days and bear interest at a floating rate based upon the Alternate Base Rate plus 5.00%.
The Credit Agreement contains a covenant that would require the Company to maintain a minimum fixed charge coverage ratio of 1.1 to 1.0 if and for so long as Excess Availability (as defined in the Credit Agreement) is less than the greater of (i) $50 million and (ii) 15% of the aggregate revolving commitments at such time. The Credit Agreement also contains customary representations and warranties and usual and customary affirmative and negative covenants that, among other things, restrict the Company’s and certain of its subsidiaries’ ability, in certain circumstances, to (1) incur indebtedness, (2) create liens, (3) merge or consolidate with certain entities, (4) engage in any business other than business of the type or reasonably related to the type conducted on the date of the Credit Agreement, (5) sell, transfer, lease or otherwise dispose of all or substantially all of their assets, (6) issue or sell equity interests of certain of the Company’s subsidiaries, (7) make certain investments, loans or advances, (8) engage in sale-leaseback transactions, (9) enter into certain swap or similar agreements, (10) make certain dividends, distributions, repurchases and other restricted payments and (11) engage in certain affiliate transactions. The Credit Agreement also contains certain customary events of default, including, but not limited to, the failure to make required payments, material breaches of representations or warranties, the failure to observe certain covenants or agreements, the failure to pay or default of certain other indebtedness, the failure to maintain the guarantee pursuant to the Guarantee Agreement described below, certain adverse material monetary judgments, bankruptcy, insolvency and a change of control. Borrowings under the Credit Agreement are subject to acceleration upon the occurrence of events of default.
In connection with the Credit Agreement, the Company entered into the Guarantee Agreement, dated as of January 7, 2009 (the “Guarantee Agreement”), among the Company, the Guarantors and the Administrative Agent, pursuant to which the Company and the Guarantors guarantee the obligations of the Company under the Credit Agreement and the Guarantors under the Guarantee Agreement.
In connection with the Credit Agreement, the Company also entered into the Pledge and Security Agreement, dated as of January 7, 2009 (the “Pledge and Security Agreement”), among the Company, the Guarantors and the Administrative Agent, pursuant to which the Company and Guarantors granted a security interest in all trade receivables and inventory, and proceeds in respect thereof, and all related deposit accounts to the Administrative Agent as collateral for borrowings under the Credit Agreement and the obligations under the Guarantee Agreement.

The Restatement Agreement, the Credit Agreement, the Guarantee Agreement and the Pledge and Security Agreement are filed as Exhibits 10.1, 10.2, 10.3 and 10.4 to this Current Report on Form 8-K. The foregoing descriptions of the Restatement Agreement, the Credit Agreement, the Guarantee Agreement and the Pledge and Security Agreement are qualified in their entirety by reference to the full text of such documents, which are incorporated herein by reference thereto.

ITEM 1.02	Termination of a Material Definitive Agreement.
On January 7, 2009, the Company terminated its Credit Agreement, dated as of September 9, 2008 (the “2008 Credit Agreement”), among the Company, as parent borrower and loan party representative, the subsidiary borrowers party thereto and JPMorgan Chase Bank, N.A., as administrative agent, together with the related Guarantee Agreement and Pledge and Security Agreement (and all liens and security interests granted therein) executed in connection with the 2008 Credit Agreement on September 9, 2008. The 2008 Credit Agreement provided for revolving loans in an aggregate principal amount not to exceed the lesser of (i) $170 million and (ii) a borrowing base determined by reference to the trade receivables of the Company and the subsidiary borrowers. The 2008 Credit Agreement was to mature on September 9, 2013, and the Company paid no fees or penalties in connection with its early termination.
Descriptions of the material terms of the 2008 Credit Agreement and the Guarantee Agreement and Pledge and Security Agreement executed in connection with the 2008 Credit Agreement can be found under Item 1.01 in the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on September 15, 2008 and such descriptions are incorporated herein by reference thereto.
In addition, in connection with the Restatement Agreement, on January 7, 2009, the guarantees provided by the Guarantors under the Guarantee Agreement, dated as of November 11, 2008 (the “Prior Guarantee Agreement), among the Company, the Guarantors and the Administrative Agent were released and the Prior Guarantee Agreement was terminated. Pursuant to the Prior Guarantee Agreement, the Company and each of the Guarantors had guaranteed the obligations of the Company under the Credit Agreement and the Guarantors under the Prior Guarantee Agreement prior to the amendment and restatement of the Credit Agreement. For a discussion of the new Guarantee Agreement with respect to the Credit Agreement, see Item 1.01 of this Current Report on Form 8-K.

ITEM 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information disclosed under Item 1.01 of this Current Report on Form 8-K relating to the Credit Agreement is incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Number	Description

10.1	Second Amendment and Restatement Agreement, dated as of January 7, 2009, among USG Corporation, as borrower, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto.

10.2	Second Amended and Restated Credit Agreement, dated as of January 7, 2009, among USG Corporation, as borrower, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto.*

10.3	Guarantee Agreement, dated as of January 7, 2009, among USG Corporation, the subsidiary guarantors party thereto and JPMorgan Chase Bank, N.A., as administrative agent.*

10.4	Pledge and Security Agreement, dated as of January 7, 2009, among USG Corporation, the subsidiary guarantors party thereto and JPMorgan Chase Bank, N.A., as administrative agent.*

*	The schedules and exhibits to the Second Amended and Restated Credit Agreement, the Guarantee Agreement and the Pledge and Security Agreement have been omitted. A copy of any omitted schedule or exhibit will be furnished to the Securities and Exchange Commission supplementally upon request.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USG CORPORATION
By:	/s/ Richard H. Fleming
Richard H. Fleming,
Executive Vice President and Chief Financial Officer

Dated: January 12, 2009

EXHIBIT INDEX

Number	Description

10.1	Second Amendment and Restatement Agreement, dated as of January 7, 2009, among USG Corporation, as borrower, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto.

10.2	Second Amended and Restated Credit Agreement, dated as of January 7, 2009, among USG Corporation, as borrower, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto.*

10.3	Guarantee Agreement, dated as of January 7, 2009, among USG Corporation, the subsidiary guarantors party thereto and JPMorgan Chase Bank, N.A., as administrative agent.*

10.4	Pledge and Security Agreement, dated as of January 7, 2009, among USG Corporation, the subsidiary guarantors party thereto and JPMorgan Chase Bank, N.A., as administrative agent.*

*	The schedules and exhibits to the Second Amended and Restated Credit Agreement, the Guarantee Agreement and the Pledge and Security Agreement have been omitted. A copy of any omitted schedule or exhibit will be furnished to the Securities and Exchange Commission supplementally upon request.